Healthcare Triangle, Inc. Completes $2.0 Million Private Placement Debt Offering

PLEASANTON, Calif., January 2, 2024 (GLOBENEWSWIRE) -- Healthcare Triangle, Inc. (Nasdaq: HCTI) (“Healthcare Triangle,” “HCTI” or the “Company”), a leader in digital transformation solutions including managed services, cloud enablement, cybersecurity, data analytics, and AI data processing for the healthcare and life sciences industries, announced the execution on December 28, 2023 of a securities purchase agreement with an institutional investor for the sale of $2.0 million in aggregate principal amount of its senior secured 15% original issue discount convertible promissory notes, due June 28, 2025, along with warrants to purchase 357,500 shares of common stock with an exercise price of $3.44688 per share in a private placement transaction (the “Offering”). Due to the original issue discount, the Company received gross proceeds of approximately $1.7 million and net proceeds, after deducting offering expenses, of approximately $1.5 million. There may be additional potential closings, for up to an additional $3.2 million aggregate principal amount, subject to additional conditions detailed in the transaction documents.

“This capital funding enables us to address a number of unmet critical needs in the healthcare industry and further builds upon the Company’s growth to become a premier healthcare IT provider in the U.S. with its services and offerings,” said Thyagarajan Ramachandran, Chief Financial Officer of HCTI.

“The global healthcare IT market is projected to surpass $970 billion by 2027. We are aware of the many challenges facing healthcare and have a suite of services to fill the need and demand. Our innovative solutions help organizations adopt a cloud-first strategy to improve outcomes, quality, access and cost of healthcare. With this added capital, we can further support key initiatives, that are more important during this time.”

In connection with the Offering, the Company relied upon the exemption from registration provided under Section 4(a)(2) and Rule 506(b) under the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering. The notes, any shares of common stock issuable upon conversion of the notes, the warrants and any shares of common stock issuable upon exercise of the warrants have not been registered under the Securities Act, or under any U.S. state securities laws or in any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company intends to file a registration statement in the near future to register these securities.

Additional details on the transaction are available in the Company’s Form 8-K, which is being today filed with the U.S. Securities and Exchange Commission and is available at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Healthcare Triangle

Healthcare Triangle, Inc., based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™ and DataEz™. HITRUST Risk-based, 2-year (r2) Certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, identity management, data lifecycle management, healthcare interoperability, and clinical and business performance optimization. www.healthcaretriangle.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate.” The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company's Annual Report on Form 10-K filed with the SEC on March 28, 2023, subsequent filings and future reports filed with the SEC. All the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.

Contacts

Media:

Michael Campana

michael.c@healthcaretriangle.com

Investors:

1-800-617-9550

ir@healthcaretriangle.com